UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 28, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, the Board of Directors of Thomas Group, Inc. (the “Company”) appointed Frank Tilley as Chief Financial Officer in addition to his other existing titles of Treasurer, Vice President and Assistant Secretary. Mr. Tilley has served as the Company’s Interim Chief Financial Officer since April 2008 under an Executive Services Agreement dated April 17, 2008 (the “Agreement”), between the Company and Tatum, LLC, an executive services firm which provides interim, full-time and project executives in finance and technology.  In order to terminate this Agreement effective August 1, 2010, the Company will pay a reduced termination fee to Tatum, LLC monthly over the next five months beginning August 1, 2010.

No changes were made by the Company in Mr. Tilley’s compensation or employment terms following termination of the Agreement with Tatum, LLC.  Mr. Tilley has no ownership interest in Tatum LLC.

Prior to termination of the Agreement, Mr. Tilley had been associated with Tatum, LLC for more than five years, and, while there, completed a number of consulting assignments, and served as interim chief financial officer for ATI Acquisition Company and its subsidiaries, an Arlington, Texas based education company, and as interim chief financial officer of Carreker Corporation, an enterprise software and consulting firm in Dallas, Texas.

The appointment of Mr. Tilley as the Company’s Chief Financial Officer and the termination of the Agreement with Tatum, LLC were announced in a press release issued by the Company on July 29, 2010, a copy of which is furnished herewith and attached hereto as Exhibit 99.1.

Item 8.01.   Other Events

On July 29, 2010 the Company issued a press release announcing that the Company’s Board of Directors, on July 28, 2010, approved a reverse stock split of the Company’s Common Stock, par value $.01 per share, with an exchange ratio of one new share for each five existing shares. The reverse stock split will be effective as of 6:01 p.m. EDT on August 13, 2010.  Computershare Trust Company, N.A. together with its affiliate Computershare, Inc., the Company’s Transfer Agent, will act as Exchange Agent for the reverse stock split.

A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: August 2, 2010	By:	/s/ FRANK W. TILLEY
Frank W. Tilley,
Chief Financial Officer and Vice President